EXHIBIT 32

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Annual Report of Connected Media Technologies, Inc., a Delaware corporation (the "Company"), on Form 10-KSB for the year ended December 31, 2005, as filed with the Securities and Exchange Commission (the "Report"), Jeffrey W. Sass, President and Chief Executive Officer of the Company and Jay Howard Linn, Acting Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

   (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/  Jeffrey W. Sass
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Jeffrey W. Sass
President and Chief Executive Officer
March 29, 2006

/s/  Jay Howard Linn
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Jay Howard Linn
Acting Chief Financial Officer
Chief Accounting Officer
March 29, 2006

[A signed original of this written statement required by Section 906 has been provided to Connected Media Technologies, Inc. and will be retained by Connected Media Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]